SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Bernard Chaus, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BERNARD CHAUS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Bernard Chaus, Inc., a New York corporation (the “Company”), will be held on Thursday, November 17, 2005 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York for the following purposes:

1.	To elect four directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

2.	To consider and take action upon a proposal to approve the Company’s 2005 Incentive Plan;

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on October 7, 2005 are entitled to notice of and will be entitled to vote at the Meeting.

YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,
Barton Heminover Assistant Secretary

New York, New York
October 14, 2005

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

BERNARD CHAUS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
November 17, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Bernard Chaus, Inc., a New York corporation (the “Company”), to be used at the 2005 Annual Meeting of Shareholders (the “Meeting”) which will be held on November 17, 2005 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York, and any adjournments or postponements thereof.

Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by notice in writing to the Assistant Secretary of the Company or by revocation in person at the Meeting; unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. If no directions are given, proxies will be voted (i) FOR the election of the nominees named below under the caption “Election of Directors—Nominees for Election,” (ii) FOR the approval of the Bernard Chaus, Inc. 2005 Incentive Plan (the “Incentive Plan”); and (iii) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The principal executive offices of the Company are located at 530 Seventh Avenue, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders was on or about October 17, 2005.

Shareholders of record at the close of business on October 7, 2005 are entitled to notice of and will be entitled to vote at the Meeting. As of October 7, 2005 there were 438 shareholders of record. There were outstanding 36,131,437 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company as of October 7, 2005. Each share of Common Stock is entitled to one vote.

As used herein, fiscal 2005 refers to the fiscal year ended June 30, 2005, fiscal 2004 refers to the fiscal year ended June 30, 2004, and fiscal 2003 refers to the fiscal year ended June 30, 2003.

VOTING PROCEDURES

Under the New York Business Corporation Law (the “BCL”) and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Meeting constitute a quorum. Once a quorum of the shareholders is established, under the BCL and the Company's By-Laws, the directors standing for election must be elected by a plurality of the votes cast. The adoption of the 2005 Incentive Plan Stock Option Plan must be approved by a majority of the votes cast. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of September 30, 2005.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Josephine Chaus	16,837,308(1)	46.60%
530 Seventh Avenue New York, New York 10018
Kenneth Cole Production, Inc.	6,000,000	16.60%
400 Plaza Drive Secaucus, New Jersey 07094

(1)	All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 61,136 shares of Common Stock included in such amount, Josephine Chaus shares the power to dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children (but does not have the power to vote such shares), and, with respect to 683 shares of Common Stock included in such amount, such shares are owned by Ms. Chaus’ minor child and Ms. Chaus is the custodian and, in such capacity, has the power to vote and dispose of them.

Ms. Chaus has pledged 10,000,000 shares of Common Stock (the “Pledged Shares”) owned by her to GMAC Commercial Finance LLC (“GMAC”) to secure her obligations to GMAC under a promissory note. Ms. Chaus has sole investment and voting power with respect to the Pledged Shares unless and until an Event of Default has occurred under the Pledge Agreement with GMAC. Ms. Chaus has the right to dispose of the Pledged Shares so long as the sale proceeds equal or exceed the then fair market value of the shares and the proceeds are used to repay the indebtedness to GMAC.

The shares beneficially owned by Ms. Chaus do not include an aggregate of 2,000,000 shares of Common Stock owned by certain trusts for the benefit of Ms. Chaus’ children or 808 shares of Common Stock owned by one of her children. She does not have any power to vote, direct the vote or dispose of these shares of Common Stock and disclaims beneficial ownership of these shares of Common Stock.

Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed a control person of the Company.

The following table presents information as of September 30, 2005 with respect to the number of shares of Common Stock beneficially owned by each of the directors of the Company and each Named Executive Officer (as hereafter defined), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and executive officers of the Company as a group (including Josephine Chaus). The information below stating amounts beneficially owned and percent of class owned includes options exercisable within 60 days of September 30, 2005.

Name	Amount Beneficially Owned (1)	Percent of Class Directors:
Directors:
Philip G. Barach (2)	61,237	*
S. Lee Kling (3)	62,000	*
Harvey M. Krueger (4)	78,493	*
Named Executive Officers:
David Panitz (5)	100,000	*
Barton Heminover (6)	61,408	*
Nicholas DiPaolo(7)	1,305,000	3.50%
All directors and executive officers as a group (7 persons) (8)	18,505,446	49.20%

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2)	Includes options to purchase 41,000 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 25,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(3)	Includes options to purchase 42,000 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 25,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable. Mr. Kling has indicated that all of the shares (other than options) are held jointly with his wife who shares all voting and investment power with respect to such shares.

(4)	Includes options to purchase 40,000 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 25,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(5)	Includes options to purchase 100,000 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 200,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(6)	Includes options to purchase 61,408 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 5,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(7)	Includes options to purchase 1,205,000 shares of Common Stock granted under the Stock Option Plan. Mr. DiPaolo retired from his position as Vice Chairman of the Company’s Board of Directors, effective June 23, 2005, which approximately coincided with the expiration of the term of his employment agreement.

(8)	Includes beneficial ownership of Josephine Chaus (see table above); also includes options to purchase an aggregate of 1,489,408 shares of Common Stock granted under the Stock Option Plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

Four directors will be elected at the Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to approve the election of these nominees. Ms. Chaus has advised the Company that she intends to vote all of her shares in favor of such election.

At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. In the event any nominee refuses or is unable to serve as a director, the proxies named on the proxy card reserve full discretion to vote for such other person as may be nominated by the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

The following table sets forth certain information with respect to the nominees for director:

Name of Nominee	Age	Director Since
Josephine Chaus	54	1977
S. Lee Kling	76	1989
Harvey M. Krueger	76	1992
Philip G. Barach	75	1993

Josephine Chaus is a co-founder of the Company and held various positions with the Company since its inception. She has been a director of the Company since 1977, Chief Executive Officer from 1991 until September 1994 and from 1998 until present, and Chairwoman of the Board from December 1998 until present. In addition, she served as President from 1980 to February 1993, and served as member of the Office of the Chairman from September 1994 until it was eliminated in December 1998.

S. Lee Kling was elected a director of the Company on February 22, 1989. He served from 1991 to August 2002 as Chairman of the Board of Kling Rechter & Co., L.P., a merchant banking company. As of September 1, 2002, Mr. Kling became Chairman of the Board of The Kling Company. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri (“Landmark”), until December 1991 when the company merged with Magna Group, Inc. He had served in such capacity with Landmark since 1974 and had also served as Chief Executive Officer of Landmark from 1974 through October 1990 except for the period from May 1978 to January 1979 when he served as Assistant Special Counselor on Inflation for the White House and Deputy for Ambassador Robert S. Strauss. Mr. Kling serves on the Boards of Directors of Falcon Products, Inc., a furniture and fixtures manufacturer; National Beverage Corp., a beverage manufacturer; Electro Rent Corporation, an electronic equipment rental company; Engineered Support Systems, Inc., a product manufacturer in the defense industry; and Kupper Parker Communications, Inc., an advertising and public relations company, all of which are public companies. Mr. Kling also serves on the Board of Directors of Computer Sales International and Tri-County Group XV, Inc., both private companies.

Harvey M. Krueger was appointed a director of the Company on January 2, 1992. He has been Vice Chairman and a member of the Board of Directors of Lehman Brothers, Inc. (“Lehman Brothers”), an investment banking firm, since 1997. From May 1984 to 1996, he was a Senior Managing Director of Lehman Brothers. From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co., and in 1976, he became President and Chief Executive Officer of Kuhn Loeb & Co. Mr. Krueger currently serves as a director of Automatic Data Processing Inc., a provider of payroll and related employer services; and Delta Galil Industries Ltd., a manufacturer of boutique-quality apparel, each of which is a public company.

Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990, the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer, retail apparel company and retail eyewear company. In addition, Mr. Barach served as Chairman of the Board of Directors of U.S. Shoe Corp. from March 1990 to March 1993. Mr. Barach currently serves as a director of Glimcher Realty Trust, a real estate company; which is a public company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal 2005, the Board of Directors met on ten occasions. During fiscal 2005, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings, held by all committees of the Board of Directors on which such director served. The Company has a policy that encourages attendance by directors at the Company's annual meeting of shareholders. All members of the Board of Directors attended last year's annual meeting of shareholders.

During fiscal 2005, the members of the Audit Committee were Philip G. Barach, S. Lee Kling, and Harvey M. Krueger. All three members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards).

The Audit Committee is primarily responsible for (i) overseeing the integrity of the Company’s financial statements, (ii) overseeing the Company’s internal controls and procedures for finance,

accounting, disclosure and legal compliance, (iii) monitoring the performance of the Company’s internal auditing department and the independence and performance of the Company’s independent auditors and (iv) providing an avenue of communication between the independent auditors, management, the internal auditing department and the Board of Directors.

The Audit Committee has a charter which was last amended, effective May 4, 2004. The Board of Directors has determined that Mr. Krueger is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The Audit Committee meets at least four times a year following the completion of the auditor’s review of the consolidated financial statements for the first three quarters of the fiscal year and the completion of the audit of the consolidated financial statements for the fiscal year. During fiscal 2005, the Audit Committee met on eight occasions.

During fiscal 2005, the members of the Compensation Committee were Philip G. Barach, S. Lee Kling and Harvey M. Krueger. The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company's incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such options, and recommending to the Board of Directors any changes in the compensation of any employee of the Company whose annual compensation exceeds $150,000. The Compensation Committee met on six occasions during fiscal 2005.

The Board of Directors also has a Nominating and Corporate Governance Committee which was established at the May 2004 meeting of the Board of Directors. During fiscal 2005, the members of the Nominating and Corporate Governance Committee were Philip G. Barach, S. Lee Kling and Harvey M. Krueger. All three members of the Nominating and Corporate Governance Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards). The Nominating and Corporate Governance Committee is responsible for (i) identifying qualified individuals for membership on the Board of Directors, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders and (iii) providing oversight of the corporate governance affairs of the Board of Directors and the Company.

During fiscal 2005, the Nominating and Corporate Governance Committee met on one occasion.

The Nominating and Corporate Governance Committee will consider many factors when evaluating candidates for nomination to the Board of Directors, with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Candidates are evaluated against certain criteria, including financial and business expertise, significant independent accomplishments, skills and experience, as well as other factors that are listed as an annex to the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee considers candidates for the Board of Directors from any source, including shareholders’ recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal and does not have any specific minimum qualifications that must be met. However, the Nominating and Corporate Governance Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.

Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee by writing to the Company’s corporate Assistant Secretary at the Company’s offices at 800 Secaucus Road, Secaucus, New Jersey 07094, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as director, should accompany any such recommendation. Shareholders who wish to recommend a candidate for consideration by the Nominating and Corporate Governance Committee must comply with the Company’s policy regarding shareholder’s proposals. See “Proposals for Next Year’s Meeting” contained herein.

The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used in fiscal 2005 by the Nominating and Corporate Governance Committee and, accordingly no fees have been paid to consultants or search firms.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with a member or members of the Board of Directors, including the Nominating and Corporate Governance Committee or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, or applicable committee c/o the Assistant Secretary, Bernard Chaus, Inc., 800 Secaucus Road, Secaucus, New Jersey 07094. The Board of Directors has unanimously approved a process pursuant to which the office of the Assistant Secretary will review and forward correspondence to the appropriate person or persons for response.

CODE OF ETHICS

The Company has amended and restated its Code of Ethics and Standards of Conduct (the “Code of Ethics”) effective May 4, 2004. The Code of Ethics applies to all officers, directors and employees of the Company, including, the principal executive officer, principal financial officer and principal accounting officer. The Company intends to file a Form 8-K to the extent required by the rules and regulations of the Securities and Exchange Commission for waivers of, or amendments to, the Code of Ethics.

COMPLIANCE WITH SECTION 16(A)
OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 2005, all Section 16(a) filing requirements applicable to its officers and directors and persons beneficially owning more than ten percent of the Common Stock were complied with, except that each of Messrs. Barach, Kling, and Krueger inadvertently did not timely file their reports regarding their respective issuances of stock options under the Stock Option Plan and David Panitz inadvertently did not file a Form 3 regarding his election as an executive officer and the issuance of 300,000 stock options under the Stock Option Plan.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth all cash compensation paid or accrued by the Company for fiscal 2005, fiscal 2004 and fiscal 2003 with respect to (a) Josephine Chaus, Chairwoman of the Board and Chief Executive Officer, and (b) the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (collectively, the “Named Executive Officers”), for services rendered by such persons in all capacities to the Company:

	Annual Compensation					Long Term Compensation
Name and Principal Position Held During Fiscal Year 2005	Year	Salary ($)	Bonus ($)	Other ($)	Restricted Stock Awards (#)	Number of Securities Underlying Options (#)	All Other Compensation (1)
Josephine Chaus	2005	525,000	100,000	—	—	—	—
Chairwoman of the Board and	2004	525,000	—	—	—	—	—
Chief Executive Officer	2003	525,000	—	—	—	—	—

Nicholas DiPaolo (2)	2005	300,000	—	—	—	—	—
Former Vice Chairman	2004	300,000	—	—	—	—	—
	2003	300,000	200,000	—	—	—	—

David Panitz (3)	2005	252,404	75,000	—	—	300,000	—
Chief Operating Officer	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

Barton Heminover	2005	198,000	10,000	—	—	—	—
Chief Financial Officer and	2004	196,384	2,000	—	—	—	—
Assistant Secretary	2003	190,884	35,577	—	—	20,000	—

(1)	The amounts in this column include the aggregate value of certain personal benefits to a Named Executive Officer only where such value is greater than the lesser of either $50,000 or 10% of such executive’s salary and bonus for the fiscal year.

(2)	Mr. DiPaolo retired from his position as Vice Chairman of the Company’s Board of Directors, effective June 23, 2005, which approximately coincided with the expiration of the term of his employment agreement.

(3)	Mr. Panitz commenced employment with the Company in October 2004. The bonus amount represents the bonus amount guaranteed to Mr. Panitz pursuant to his employment letter agreement with the Company. The bonus amount was paid to Mr. Panitz in early September 2005.

OPTION GRANTS TABLE

The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during fiscal 2005. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

Name	Securities Underlying Options Granted (#)(1)	% of Total Options Granted To Employees In Fiscal Year(3)	Exercise Or Base Price	Expiration Date	5% ($)	10% ($)
Josephine Chaus	—	—	—	—	—	—
Nicholas DiPaolo	—	—	—	—	—	—
Barton Heminover	—	—	—	—	—	—
David Panitz	300,000	100%	$0.85	11/10/14	415,268	661,404
Total	300,000				415,268	661,404

(1)	All options were granted under the Stock Option Plan.

(2)	Potential pre-tax realizable value is based on the assumption that the stock appreciates from the market value on the date of grant at the annual rates of appreciation shown on the table over the option term (ten years). This is a theoretical value. The actual realized value depends upon the market value of the Company's stock at the exercise date.

(3)	The percentage of stock options granted to each Named Executive Officer is based on a total number of stock options granted to employees amounting to 300,000 during fiscal 2005.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table provides information with respect to the exercise of stock options during fiscal 2005 by the Named Executive Officers and the value of unexercised options at fiscal year end.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at June 30, 2005 Exercisable	Number of Securities Underlying Unexercised Options at June 30, 2005 Unexercisable	Value of Unexercised In-the-Money Options at June 30, 2005 (1) Exercisable	Value of Unexercised In-the-Money Options at June 30, 2005 (1) Unexercisable
Josephine Chaus	—	—	—	—	—	—
Nicholas DiPaolo	1,905,000	$1,225,462	1,405,000	—	$921,500	—
Barton Heminover	—	—	56,408	10,000	$29,088	$3,100
David Panitz	—	—	—	300,000	—	$63,000

(1)	The value is based on the excess of the market price of the Common Stock at the end of fiscal 2005 over the option price of the unexercised options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at the end of fiscal 2005. The only equity compensation awards granted by the Company have been pursuant to the Stock Option Plan. Pursuant to the Stock Option Plan, the Company may grant to employees, officers, consultants and directors of the Company incentive stock options, as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and non-incentive stock options. Under the Stock Option Plan, 7,750,000 shares of Common Stock are reserved for issuance. The maximum number of shares that any one eligible individual may be granted in respect of options under the Stock Option Plan during the entire term of the Stock Option Plan may not exceed 4,000,000 shares of Common Stock. No stock options may be granted under the Stock Option Plan subsequent to October 29, 2007. The exercise price may not be less than 100% of the fair market value on the date of grant for incentive stock options (110% in the case of incentive stock options granted to a “ten percent shareholder” (as defined in Section 422 of the Code)). The Stock Option Plan is administered by the Compensation Committee and, subject to the provisions of the Stock Option Plan, the Compensation Committee determines when and to whom options will be granted, the number of shares covered by each option and the terms and provisions applicable to each option. In the event of certain change in control transactions, each outstanding option becomes immediately and fully exercisable.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity compensation plans approved by security holders	4,171,527	$0.64	952,372
Equity compensation plans not approved by security holders	—	—	—
Total	4,171,527	$0.64	952,372

EMPLOYMENT ARRANGEMENTS

Josephine Chaus. The Company's employment agreement with Josephine Chaus, Chairwoman of the Board, commenced on July 1, 1992 and expired on June 30, 1994. Since such date, she has been employed without a written agreement. Ms. Chaus' annual base salary was $525,000 for fiscal 2005. The Compensation Committee of the Board of Directors approved a new three year employment agreement for Ms. Chaus which is currently being negotiated. See “Compensation Committee Report.”

Nicholas DiPaolo. On January 10, 2001, the Company entered into an employment agreement with Nicholas DiPaolo who has been serving as the Company's Vice Chairman and Chief Operating Officer since November 1, 2000, the effective date of the employment agreement. Under the employment agreement, Mr. DiPaolo received an annual salary of $300,000 per year. Under the employment agreement, on November 1, 2000, Mr. DiPaolo was granted 300,000 fully vested options to purchase Common Stock at the fair market value on the date of grant (the “Sign-On Options”). The exercise price of the Sign-On Options is $0.50. Under the employment agreement, on January 10, 2001, Mr. DiPaolo was granted 3,000,000 options to purchase Common Stock at the fair market value on the date of the grant (the “Put Options”). The exercise price of the Put Options is $0.375. The Put Options vested in three equal annual installments. In the event that the Company achieved a cumulative EBITDA target determined by the Board of Directors for the three year period ended June 30, 2003, Mr. DiPaolo would have been entitled to require the Company to purchase his Put Options, for a purchase price equal to $1,125,000, i.e., the aggregate exercise price of the Put Options. The Company did not meet the cumulative EBITDA target, therefore the Company was not required to purchase the Put Options. In the event there was a “Change of Control” of the Company or his employment was terminated without “Cause” (as such terms are defined in the employment agreement), however, Mr. DiPaolo would also have had the right to require the Company to purchase his vested Put Options at a purchase price equal to the aggregate exercise price of the vested Put Options. If the employment agreement was terminated by the Company without cause, Mr. DiPaolo would have been entitled to non-competition payments equal to twelve months' base salary, payable in twelve monthly installments. The employment agreement initially had a term ending on November 30, 2003. By an amendment effective as of December 1, 2003, the term was extended until June 30, 2005. Mr. DiPaolo retired from his position as Vice Chairman of the Company’s Board of Directors, effective June 23, 2005, which approximately coincided with the expiration of the term of his employment agreement.

David Panitz. On October 18, 2004, the Company entered into an employment agreement with David Panitz, pursuant to which Mr. Panitz was hired as the Chief Operating Officer of the Company, for a term of three (3) years. Under the employment agreement with the Company (the “Agreement”) Mr. Panitz receives an annual salary of $375,000, is entitled to a guaranteed bonus of $75,000 for the fiscal year ending June 30, 2005 and, for subsequent fiscal years, is entitled to target bonuses ranging between 15% and 50% of salary if he achieves certain targets established annually by the Compensation Committee of the Board of Directors. Mr. Panitz was also granted options to purchase 300,000 shares of the Company’s Common Stock, on the date of the approval of the amendment to the Stock Option Plan at the November 10, 2004 annual meeting of shareholders at an exercise price per share equal to the closing price of the Common Stock on the OTCBB on the date of grant. Mr. Panitz is also eligible for the grant of options for up to an additional 300,000 shares over the term of the Agreement, if certain targets to be established are met. If Mr. Panitz’s employment is terminated by the Company without Cause (as defined in the Agreement) during the term of the Agreement, he shall be entitled to non-competition payments equal to one year’s base salary, subject to reduction if he accepts another position during such one year period. He would also be entitled to the target bonus, or pro rated portion thereof, if earned, for the applicable fiscal year of termination after the initial year, plus certain fringe benefits.

DIRECTORS' COMPENSATION

During fiscal 2005, directors who were not employees of the Company received an annual fee of $20,000 for serving on the Board of Directors, plus a cash fee of $1,500 per in person meeting day (and substantial telephonic meeting). In addition, directors are paid a per diem advisory fee of $2,100 for special projects assigned by the Board of Directors.

Pursuant to its authority under the Stock Option Plan, the Compensation Committee had provided for each non-employee director to be automatically granted options to purchase 5,000 shares of Common Stock annually on July 1 based on the market price of the Common Stock on the date of grant, exercisable up to 25% on each of the first four anniversaries after the grant (the “Automatic Option Grant Policy”). The last such automatic grant under such policy occurred on July 1, 2000. On January 19, 2001, the Board of Directors resolved to terminate the Automatic Option Grant Policy and that future grants of options to purchase shares of the Common Stock to directors shall be determined by the Compensation Committee from time to time. In August 2002, the Compensation Committee granted each non-employee director an option to purchase 10,000 shares of Common Stock exercisable at the market price of the Common Stock on the date of grant. In addition, on such date, the Board of Directors decided to amend the Stock Option Plan, subject to shareholder approval, to provide for an automatic annual grant of 10,000 options to each of the non-employee directors of the Company on July 1 of each year upon the same terms as the Company’s prior Automatic Option Grant Policy (the “2002 Automatic Option Grant Policy”). Such amendment to the Stock Option Plan was approved by the shareholders at the 2002 Annual Meeting of Shareholders. The first automatic annual grants under the 2002 Automatic Option Grant Policy were on July 1, 2003.

The Company has purchased and will maintain a $50,000 term life insurance policy on behalf of certain directors with the benefits to be paid to such director's designated beneficiary.

COMPENSATION COMMITTEE REPORT

Committee. The Compensation Committee establishes and reviews the Company's arrangements and programs for compensating its executive officers, including the Named Executive Officers. The Compensation Committee is composed of Philip Barach, S. Lee Kling and Harvey M. Krueger, none of whom is either an officer or employee of the Company.

Background, Objectives and Philosophy. The Compensation Committee's objective is to establish an overall compensation program that rewards executives as the Company's net income reaches certain targeted levels and, through the grant of options, as the market price of the Common Stock increases.

The Compensation Committee has historically utilized three principal components in its compensation program:

(1)	base salary;

(2)	annual cash incentives; and

(3)	stock option incentives.

Under this approach, the attainment of yearly earnings and other short-term targets has been compensated through yearly bonuses under an Incentive Award Plan (the “Incentive Award Plan”) and long-term performance of the Company is rewarded through the grant of stock options pursuant to the Stock Option Plan. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a three or four-year period. This approach is consistent with the Compensation Committee's view that incentive programs should be based upon performance and that awards of stock options should ally the economic interests of the Company's officers and other key employees with those of the Company's shareholders.

Compensation Program Components

Base Salary. Base salaries are set at levels that are competitive within the apparel industry. An annual salary adjustment within each applicable position/salary level is determined by evaluating the performance of the individual, including the achievement of numerate and non-numerate objectives, in the context of the financial results of the Company.

Annual Cash Incentives. Cash incentive awards are based on performance as measured by the Company's net income. The Compensation Committee believes that net income is an appropriate measure of performance because it promotes the achievement of corporate-wide goals. The Company has in effect the Incentive Award Plan in which certain key employees are eligible to participate. The Compensation Committee from time to time may establish corporate-wide objectives based upon net earnings each year, the attainment of which serve as the basis for computing annual bonuses. During fiscal 2005 there were bonus targets based upon net division earnings fixed for certain key employees. Such targets were met. A portion of each executive's bonus has also been dependent on the achievement of written numerate objectives, which are jointly established in advance by each such executive and the Chief Executive Officer, subject to review and approval of the Compensation Committee. The Compensation Committee has established certain targets for fiscal 2006 based upon earnings and may determine to establish earnings targets and other targets for future fiscal years, including fiscal 2006. From time to time, certain employment agreements with officers contain minimum bonus arrangements. The 2005 Incentive Plan, which has been approved by the Board of Directors (upon recommendation of the Compensation committee), subject to approval by the shareholders at the 2005 Annual Meeting, permits the grant of short and long term incentives. See Proposal No. 2.

Stock Option Plan. The Compensation Committee believes that the use of stock options as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of executive management with those of the Company's shareholders. The Company has in effect the Stock Option Plan pursuant to which the Compensation Committee may grant executives options to purchase Common Stock. The Company utilizes vesting periods to encourage key executives to continue in the employ of the Company. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a period determined by the Compensation

Committee, which is generally three to four years. Levels of participation in the Stock Option Plan generally vary on the basis of the recipient's position in the Company.

Compensation of the Chief Executive Officer

Josephine Chaus has served as Chief Executive Officer of the Company from 1991 through September 1994 and from December 1998 until present. She served as a member of the Office of the Chairman of the Company from September 1994 until December 1998 when the position was eliminated. Josephine Chaus did not participate in the Company’s Stock Option Plan during fiscal 2005. For fiscal 2005, Ms. Chaus’ annual salary was $525,000. Ms. Chaus was awarded a discretionary bonus of $100,000 for fiscal 2005 by the Compensation Committee of the Board of Directors in recognition of her hard work and achievements, including the successful completion of the Kenneth Cole licensing agreement.

In August, 2005, the Compensation Committee of the Board of Directors, approved the terms of a new three year employment agreement for Josephine Chaus. Under the new agreement, effective July 1, 2005 the base salary of Josephine Chaus will be increased to $600,000 per year. She will also be eligible for an annual bonus and a long-term incentive award under the new 2005 Incentive Plan, which was approved by the Board of Directors (upon recommendation of the Compensation Committee), subject to shareholder approval of such plan at the 2005 Annual Meeting. Targets for the annual and long-term awards will be fixed by the Compensation Committee pursuant to the terms of the Plan. The initial targets for the annual award for Ms. Chaus will be based upon the achievement of the Company’s business plan for fiscal 2006. No long term targets have yet been fixed for Ms. Chaus. The employment agreement will also provide that if she is terminated without cause or constructively terminated prior to the end of the term of the agreement, she will be entitled to severance and non-competition payments, equal to the remaining base salary payable over the term, plus the bonus (or pro rata portion thereof) for any full year (or partial year) completed prior to the termination date. In addition, if Ms. Chaus is terminated following a change in control, she will also be entitled to the maximum amount of the short and long term bonuses theretofore awarded to her to which she would have been eligible over the balance of the term of the agreement. The amount payable following a change in control is subject to reduction to an amount necessary to avoid excess tax under section 280G of the Internal Revenue Code of 1986, as amended. An employment agreement incorporating the foregoing terms is currently being negotiated.

In making such determinations regarding the terms of the new employment agreement, the Compensation Committee considered peer company data and the Company’s performance. The Compensation Committee also took into account the advice of a nationally-recognized independent compensation consultant engaged by the Compensation Committee. Such advice included an analysis of peer company CEO compensation, including the various components of compensation paid to CEO’s within the peer company group.

Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to a company’s chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation and certain severance arrangements are not subject to the deduction limit if certain requirements are met. The Compensation Committee endeavors, where possible, to structure incentive compensation to qualify as “performance-based compensation.” The Stock Option Plan has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide the Company with an income tax deduction equal to the amount of compensation income recognized by the optionee. The Incentive Award Plan has not been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. In fiscal 2005, neither Ms. Chaus nor any other executive officer of the Company received compensation in excess of $1,000,000, and it is not currently expected that any executive officer of the Company will receive compensation in excess of $1,000,000 for fiscal 2006.

While the Compensation Committee believes that the interests of the Company and its stockholders are best served by assuring that appropriate compensation arrangements are established to retain and incentivize executive officers of the Company, the Compensation Committee also believes that appropriate consideration should be given to seeking to maximize the deductibility of the compensation paid to executive officers.

In August, 2005, upon recommendation of the Compensation Committee, the Board of Directors approved the 2005 Incentive Plan, which, as described in Proposal No. 2, is being submitted to the stockholders of the Company for their approval at the 2005 Annual Meeting. If approved by stockholders, the 2005 Incentive Plan would permit annual and long-term cash or common stock bonuses payable to executive officers to qualify as “performance-based compensation” for purposes of Section 162(m) in that bonuses will be payable “solely on account of the attainment of one or more pre-established objective performance goals” pursuant to a plan meeting the requirements of Section 162(m). These objective performance goals would establish the maximum potential bonus to which any executive officer could be entitled, which could be reduced (but not increased) by the Compensation Committee based upon its evaluation of such employee’s individual performance goals. The Compensation Committee believes the annual and long-term bonuses payable under the 2005 Incentive Plan will best serve the interests of the Company and its stockholder by allowing the Company to recognize the full range of an executive officer’s contribution on a tax efficient basis.

COMPENSATION COMMITTEE
Philip Barach S. Lee Kling Harvey M. Krueger

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and Mahoney Cohen & Company, CPA, P.C., the Company’s independent public accountants (“Mahoney Cohen”). The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2005 with management. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent public accountants also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the independent public accountants their independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining their independence.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited consolidated financial statements for fiscal 2005 be included in the Company’s Annual Report on Form 10-K for fiscal 2005 which was filed with the Securities and Exchange Commission on September 20, 2005.

AUDIT COMMITTEE
Philip G. Barach S. Lee Kling Harvey M. Krueger

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended June 30, 2005 with the cumulative return on the Standard & Poor’s 500 Index and the Standard & Poor’s Apparel, Accessories & Luxury Goods Index, assuming investment of $100 in each of the above at their closing stock prices on June 30, 2000.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BERNARD CHAUS, INC., THE S&P 500 INDEX AND
THE S&P APPAREL, ACCESSORIES & LUXURY GOODS INDEX

* $100.00 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal years ending June 30.

Copyright© 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	6/00	6/01	6/02	6/03	6/04	6/05
BERNARD CHAUS, INC.	100.00	65.41	87.21	138.08	138.08	154.07
S&P 500	100.00	85.17	69.85	70.03	83.41	88.68
S&P APPAREL, ACCESORIES AND LUXURY GOODS	100.00	144.86	169.57	154.21	197.74	244.25

CERTAIN TRANSACTIONS

Mr. Kling serves as a consultant to Lockton Companies, an insurance broker from which the Company obtains directors and officers liability insurance, and employee practices liability insurance. The total aggregate premium payments paid to Lockton Companies in respect of such insurance during fiscal 2005 were approximately $157,000.

AUDITORS

Mahoney Cohen & Company, CPA, P.C. serves as the principal accounting firm designated to audit the Company’s consolidated financial statements. The engagement of Mahoney Cohen & Company, CPA, P.C. is not being presented for approval by the shareholders at the Meeting; however, a representative from Mahoney Cohen & Company, CPA, P.C. is expected to be available to answer questions, if any, addressed to him or her at the Meeting and will be given the opportunity to make a statement if such representative desires to do so.

The aggregate fees billed by Mahoney Cohen & Company, CPA, P.C. to the Company for fiscal 2005 were as follows:

Fiscal 2005
Audit Fees.	$173,000(a)
Audit-Related Fees	$24,000(c)(d)
Total Audit and Audit Related Fees	$197,000
Tax Fees	$57,000(b)(d)
All Other Fees	$0
Total Fees	$254,000

(a)	Represents fees billed in connection with the audit of the Company’s consolidated financial statements for fiscal 2005 included in its annual report on Form 10-K and reviews of the Company’s interim consolidated financial statements included in its quarterly reports on Form 10-Q for fiscal 2005.

(b)	Represents fees billed in connection with tax services for fiscal 2005. Tax services include professional services provided for tax compliance and tax planning.

(c)	Represents fees billed in connection with the audits of the Company’s employee benefit plans for fiscal 2005.

(d)	The Audit Committee has considered whether the provision of these services is compatible with maintaining Mahoney Cohen & Company, CPA, P.C.’s independence.

The aggregate fees billed by Deloitte & Touche LLP, who served as our principal accounting firm for fiscal 2004 were as follows:

Fiscal 2004
Audit Fees.	$265,000(a)
Audit-Related Fees	$20,000(c)(d)
Total Audit and Audit Related Fees	$285,000
Tax Fees	$113,000(b)(d)
All Other Fees	$0
Total Fees	$398,000

(a)	Represents fees billed in connection with the audits of the Company’s consolidated financial statements for fiscal 2004 included in its annual report on Form 10-K and reviews of the Company’s interim consolidated financial statements included in its quarterly reports on Form 10-Q for fiscal 2004.

(b)	Represents fees billed in connection with tax services for fiscal 2004. Tax services include professional services provided for tax compliance and tax planning.

(c)	Represents fees billed in connection with the audits of the Company’s employee benefit plans for fiscal 2004.

(d)	The Audit Committee considered whether the provision of these services was compatible with maintaining Deloitte & Touche LLP’s independence.

The charter of the Audit Committee provides that the Audit Committee approves the fees and other significant compensation to be paid to the independent auditors. The Audit Committee and the Board of Directors have further agreed that all services to be provided by Mahoney Cohen & Company, CPA, P.C. should be approved in advance by the Audit Committee (or its designee). Prior to any such approval, it is expected that the Audit Committee (or its designee) would review a budget for any such services, which budget would likely include a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted, and that the Audit Committee (or its designee) would periodically monitor the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee (or its designee). The Audit Committee has authorized Mr. Kling to approve the use of Mahoney Cohen & Company, CPA, P.C. for tax consulting services subject to Mr. Kling keeping the Audit Committee apprised of such services. For fiscal 2005, one hundred percent (100%) of the fees set forth in the table above for Mahoney Cohen Company, CPA, P.C. were approved by the Audit Committee in accordance with applicable regulations.

PROPOSAL NO. 2
2005 INCENTIVE PLAN

The Board of Directors believes it to be in the best interests of the Company and its stockholders to adopt a new management incentive plan at this time in order to continue to reward, attract and retain highly qualified officers upon whom, in large measure, the sustained progress, growth and profitability of the Company depends, through the delivery of performance-based compensation that is fully tax deductible to the Company. Accordingly, the Board of Directors (upon recommendation of the Compensation Committee) adopted the 2005 Incentive Plan (the “Incentive Plan”), subject to shareholder approval. The Incentive Plan is attached as Exhibit A to this Proxy Statement and the description below is qualified in its entirety by reference to Exhibit A. The Incentive Plan will permit incentive compensation bonus awards to be structured to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue code of 1986, as amended (the “Code”).

BACKGROUND

Section 162(m) disallows a deduction to the Company for any compensation paid to a “covered employee” in excess of $1 million per year, subject to certain exceptions. In general, “covered employees” include the chief executive officer and the four most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board of Directors composed solely of two or more outside directors, shareholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to enhance the ability of the Company to attract and retain executive by providing annual and long-term incentive compensation bonus awards to certain officers that would qualify as “performance-based compensation” under Section 162(m) of the Code, while at the same time obtaining the highest level of deductibility of compensation paid to covered employees.

DESCRIPTION OF THE INCENTIVE PLAN

The Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to select the officers (including officers who are directors) to participate in the Incentive Plan (after consideration of management’s recommendations), to establish the length of the annual and long-term performance periods, to establish the performance goals and to determine the amounts of incentive compensation bonus payable to any participant, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the Incentive Plan.

Bonuses may be payable to each participant as a result of the satisfaction of performance goals in respect of an annual performance period of one fiscal year or less or as a result of the satisfaction of performance goals in respect of a long-term performance period of longer than one fiscal year. Prior to each performance period or such other period selected by the Compensation Committee, the Committee, after consideration of management’s recommendations, will establish in writing a target bonus opportunity or range of bonus opportunities for each participant based upon the attainment of one or more performance goals established by the Compensation Committee at such time. Performance goals, which may vary among and between participants and incentive compensation bonus opportunities, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: gross or net revenues, operating income, cash flow, earnings before interest, taxes, depreciation and amortization, net income (loss), earnings per share, book value per share, stockholders’ equity, return on equity, compound growth in net income, operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant subsidiary or business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding. To the extent that a performance goal is based on the Company’s Common Stock (such as increases in earnings per share or other similar measures), the performance goal may be subject to antidilution and other adjustments in certain events specified in the Incentive Plan. The Compensation Committee may provide a threshold level of performance below which no incentive compensation bonus will be paid as well as a maximum level of performance above which no additional incentive compensation bonus will be paid. It also may provide for the payment of differing amounts for different levels of performance.

As soon as practicable after the end of each performance period or such other period as designated by the Compensation Committee but before any incentive compensation bonuses are paid to the participants under the Incentive Plan, the Compensation Committee will certify in writing (i) whether the performance goal(s) were attained and (ii) the amount of the incentive compensation bonus payable to each participant based upon the attainment of such specified performance goals. The Compensation Committee may determine to grant a participant an incentive compensation bonus equal to, but not in excess of, the amount specified in such written certification. The Compensation Committee also may reduce or eliminate the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, based on such criteria as the Compensation Committee shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Compensation Committee. Under no circumstances, however, may the Compensation Committee (a) increase the amount of the incentive compensation bonus otherwise payable to a participant beyond the amount originally established by the Committee, (b) waive the attainment of the performance goals established by the Compensation Committee or (c) otherwise exercise its discretion so as to cause any incentive compensation bonus not to qualify as “performance-based compensation” under Section 162(m) of the Code. However, the Incentive Plan does not limit the authority of the Company to establish any other annual or other incentive compensation plan or to pay cash or common stock bonuses or other additional incentive compensation to employees of the Company, including to participants in the Incentive Plan, which do not qualify under Section 162(m).

The maximum amount of the incentive compensation bonuses payable to any participant under the Incentive Plan in, or in respect of, any single fiscal year shall not exceed $2 million. All incentive compensation bonuses paid pursuant to the Incentive Plan will be paid in cash or shares of Common Stock of the Company (valued at the fair market value thereof) or a combination thereof, as determined by the Committee.

The Board of Directors, without the consent of any participant, may amend or terminate the Incentive Plan at any time. However, no amendment that would require the consent of the shareholders pursuant to Section 162(m) of the Code shall be effective without such consent.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Under the terms of the employment agreement with Josephine Chaus which has been approved by the Compensation Committee, subject to the approval of the Incentive Plan, Ms. Chaus will be eligible to receive a short-term and long-term incentive awards under the plan. Targets for the initial short term award will apply for fiscal 2006 and, thereafter, both short and long term awards may be granted to her by the Compensation Committee. The initial targets for the short term award for Ms. Chaus will be based upon the achievement of the Company’s business plan for fiscal 2006. Other officers of the Company will also be eligible for awards under the Incentive Plan, including executive officers.

A copy of the Incentive Plan is set forth in Exhibit A to this proxy statement. The foregoing description is a summary of some, but not all, of the essential provisions of the Incentive Plan, and is qualified by reference to the full text of the Incentive Plan.

SHAREHOLDER APPROVAL OF THE INCENTIVE PLAN

An affirmative vote of a majority of the shares of Common stock present in person or represented by proxy and entitled to vote at the 2005 Annual Meeting is required to approve the Incentive Plan. Shares which are voted against the approval of the Incentive Plan, shares the holders of which abstain from voting for the approval of the Incentive Plan, and broker non-votes will not be counted in the total number of shares voted for the approval of the Incentive Plan. Abstentions and broker non-votes will be counted as present at the meeting for quorum purposes.

The Board of Directors recommends a vote “FOR” the approval of the Incentive Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote.

Josephine Chaus possesses the power to vote approximately 46.6% of the outstanding shares of the Common Stock. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of the Incentive Plan.

PROPOSALS FOR NEXT YEAR'S MEETING

Any proposal by a shareholder who intends to be present at the next Annual Meeting of Shareholders must be received by the Company at its offices at 800 Secaucus Road, Secaucus, New Jersey 07094 for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than June 14, 2006, and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the proxy materials. Such proposals should be sent to the Secretary of the Company by certified mail, return receipt requested. A proxy will confer discretionary authority to management of the Company to vote on any matter other than matters for which the Company received notice by a shareholder prior to September 2, 2006; provided, however, that if the 2006 Annual Meeting of Shareholders is held prior to November 17, 2006, the Company will notify the shareholders of a revised date for submitting notice to the Company.

MISCELLANEOUS

The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. The Board of Directors may use the services of the Company's directors, officers and other regular employees to solicit proxies. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

Copies of the 2005 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended June 30, 2005, are being mailed to the shareholders prior to or simultaneously with this Proxy Statement.

THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) FOR THE FISCAL YEAR ENDED JUNE 30, 2005 TO EACH SHAREHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO:

Bernard Chaus, Inc. 800 Secaucus Road Secaucus, New Jersey 07094

Attention:	Barton Heminover Chief Financial Officer and Assistant Secretary

EXHIBIT A

BERNARD CHAUS, INC.

ANNUAL AND LONG-TERM INCENTIVE COMPENSATION PLAN

1.    PURPOSE OF THE PLAN.    The purpose of the Bernard Chaus, Inc. Annual and Long-Term Incentive Compensation Plan (the "Plan") is to allow Bernard Chaus, Inc. (the "Company") to provide annual and long-term performance-based incentive compensation that satisfies the requirements for performance-based compensation in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to its officers, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.    ADMINISTRATION OF THE PLAN.    The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the officers to participate in the Plan, to establish the length of the Annual Performance Periods and the Long-Term Performance Periods (as defined in Section 4), to establish performance goals for performance during each Performance Period (as defined in Section 4), to determine the amount of the incentive compensation bonus payable to any Participant (as defined in Section 3) in respect of each Performance Period, and to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Plan. Any determination by the Committee on any matter relating to the Plan shall be made in its sole discretion and need not be uniform among Participants. The Committee's interpretation of the Plan shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders and any or all Participants.

3.    ELIGIBILITY.    Bonuses under the Plan may be paid to those officers (including officers who are directors) of the Company who shall be selected by the Committee after consideration of management's recommendations (the "Participants"). Participants may receive multiple incentive compensation bonuses during the same year under the Plan.

4.    PERFORMANCE PERIODS.    Bonuses may be payable to each Participant as a result of the satisfaction of performance goals in respect of a period of one fiscal year or less (an "Annual Performance Period") or as a result of the satisfaction of performance goals in respect of a performance period of longer that one fiscal year (a "Long-Term Performance Period") (collectively referred to herein as "Performance Periods"). Performance Periods shall be established for such length as shall be determined by the Committee at the commencement of each Performance Period, and the Annual Performance Periods and Long-Term Performance Periods established at the same time may overlap the same time period or may overlap the time periods established at different times for other Annual Performance Periods and Long-Term Performance Periods.

5.    INCENTIVE COMPENSATION BONUSES.

(a)    Target Incentive Compensation Bonuses.    Prior to the beginning of each Performance Period, or at such other time as is permitted by the applicable provisions of the Code, the Committee, after consideration of management's recommendations, shall establish in writing the target bonus opportunity or range of incentive compensation bonus opportunities for each Participant in respect of each Performance Period based upon the attainment of one or more performance goals established by the Committee at such time. The Committee may provide for a threshold level of performance below which no amount of incentive compensation bonus will be paid and a maximum level of performance above which no additional incentive compensation bonus will be paid, and it may provide for the payment of differing amounts for different levels of performance.

(b)    Performance Goals.    Performance goals, which may vary among and between Participants and incentive compensation bonus opportunities, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: gross or net revenues, operating income, cash flow, earnings before interest, taxes, depreciation and amortization, net income, earnings per share, book value per share, stockholders' equity, return on equity, compound growth in net income, operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant subsidiary or business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate.

Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding.

(c)    Incentive Compensation Bonus Determination.    As soon as practicable after the end of each Performance Period but before any incentive compensation bonuses are paid, the Committee shall certify in writing (i) whether the performance goal or goals were attained and (ii) the amount of the incentive compensation bonus payable to each Participant based upon the attainment of the performance goals established by the Committee. The Committee may determine to grant a Participant an incentive compensation bonus equal to, but not in excess of, the amount specified in the foregoing certification. The Committee may also reduce or eliminate the amount of any incentive compensation bonus of any Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Committee. Under no circumstance may the Committee (a) increase the amount of an incentive compensation bonus otherwise payable to a Participant upon attainment of such performance goal beyond the amount originally established by the Committee, (b) waive the attainment of the performance goals established by Committee or (c) otherwise exercise its discretion so as to cause any incentive compensation bonus to fail to qualify as performance-based compensation under Section 162(m) of the Code.

(d)    Payment.    Following the Committee's determination pursuant to Section 5(c) hereof, incentive compensation bonus shall be paid as promptly as is administratively practicable. The amount of any incentive compensation bonus payable to a Participant shall be paid by the Company to such Participant in cash or shares of the Company's Common Stock (valued at the fair market value thereof) or a combination thereof, as determined by the Committee.

(e)    Death, Disability, Etc.    In the event a Participant shall die or become disabled prior to the end of a Performance Period, the Participant (or in the event of the Participant's death, the Participant's beneficiary) shall be entitled to receive such pro-rata portion of the incentive compensation bonus established for the Participant as shall be determined by the Committee, subject to Section 7(a). In the event a Participant's employment with the Company is otherwise terminated during the Performance Period, the Committee, in its discretion, shall determine the amount, if any, of the incentive compensation bonus that shall be payable to the Participant.

(f)    Annual Maximum.    The maximum amount of the incentive compensation bonuses payable to any Participant pursuant to the Plan in, or in respect of, any single fiscal year shall not exceed $2 million.

6.    DILUTION AND OTHER ADJUSTMENTS.

To the extent that a performance goal is based on, or calculated with respect to, the Company's common stock (such as increases in earnings per share, book value per share or other similar measures), then in the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, redemption, stock issuance, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such performance goal as the Committee may in good faith determine to be equitably required in order to prevent dilution or enlargement of any increase or decrease in the rights of Participants.

7.    MISCELLANEOUS PROVISIONS.

(a)    Right to Incentive Compensation Bonus.    No officer or other person shall have any claim or right to receive any incentive compensation bonus payable under the Plan prior to the actual payment thereof, regardless of whether the Committee shall have theretofore certified any amount payable to any Participant.

(b)    No Assurance of Employment.    Neither the establishment of the Plan nor any action taken thereunder shall be construed as giving any officer or other person any right to be retained in the employ of the Company.

(c)    Withholding Taxes.    The Company shall have the right to deduct from all incentive compensation bonuses payable hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments.

(d)    No Transfers or Assignments.    No incentive compensation bonus under the Plan nor any rights or interests herein or therein shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party (other than the Company or any subsidiary), except, in the event of the Participant's death, to the beneficiary or beneficiaries designated as provided in Section 7(e).

(e)    Beneficiary.    Any payments on account of an incentive compensation bonus payable under the Plan to a deceased Participant shall be paid to such beneficiary or beneficiaries as has been designated by the Participant in a writing furnished to the Company or in the absence of such designation, according to the Participant's will or the laws of descent and distribution.

(f)    Non-exclusivity of Plan.    Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board of Directors of the Company, the Company or any subsidiary to establish any other annual, long-term or other incentive plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company, whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

8.    AMENDMENT OR TERMINATION OF THE PLAN.    The Board of Directors of the Company, without the consent of any Participant, may at any time terminate or from time to time amend or terminate the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants; provided, however, that no amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code shall be effective without such consent.

9.    LAW GOVERNING.    The validity and construction of the Plan shall be governed by the laws of the State of New York but without regard to the choice of law principles thereof.

10.    EFFECTIVE DATE.    The Plan shall be effective commencing November 17, 2005, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders on such date in accordance with Section 162(m) of the Code.

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

1.	TO ELECT DIRECTORS
			2.	Proposal to adopt the 2005 Incentive Plan.	FOR	AGAINST	ABSTAIN
	VOTE FOR all nominees listed below except vote withheld as to the nominees named below (if any):	VOTE WITHHELD from all nominees.
			3.	In the discretion of the proxies, they are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Nominees: 01 Philip G. Barach, 02 Josephine Chaus, 03 S. Lee Kling and 04 Harvey M. Krueger. (Mark only one of the foregoing boxes.)

				I plan		I do not plan
to attend the 2005 Annual Meeting of Shareholders.

Dated:______________________________________, 2005

________________________________________________

________________________________________________
Signature of Shareholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

FOLD AND DETACH HERE

PROXY	COMMON STOCK

BERNARD CHAUS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 17, 2005

     The undersigned hereby directs Fidelity Management Trust Company, trustee under the trust established to aid in the execution of the Bernard Chaus, Inc. Employee Savings Plan (the ”Plan”), to vote all of the undersigned’s pro rata share of Bernard Chaus, Inc. Common Stock held by the trustee under the Plan at the Annual Meeting of the Shareholders of BERNARD CHAUS, INC. to be held on November 17, 2005 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     If no directions are given, proxies will be voted (i) for the election of the nominees named below, (ii) for the proposal to adopt the 2005 Incentive Plan and (iii) in the discretion of the proxies named above with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement each dated October 14, 2005.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

1.	TO ELECT DIRECTORS
			2.	Proposal to adopt the 2005 Incentive Plan.	FOR	AGAINST	ABSTAIN
	VOTE FOR all nominees listed below except vote withheld as to the nominees named below (if any):	VOTE WITHHELD from all nominees.
			3.	In the discretion of the proxies, they are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Nominees: 01 Philip G. Barach, 02 Josephine Chaus, 03 S. Lee Kling and 04 Harvey M. Krueger. (Mark only one of the foregoing boxes.)

				I plan		I do not plan
to attend the 2005 Annual Meeting of Shareholders.

Dated:______________________________________, 2005

________________________________________________

________________________________________________
Signature of Shareholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

FOLD AND DETACH HERE

PROXY	COMMON STOCK

BERNARD CHAUS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 17, 2005

     The undersigned hereby constitutes and appoints Josephine Chaus and Barton Heminover, and each of them, with full power of substitution, attorneys and proxies to present and to vote all of the shares of common stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of BERNARD CHAUS, INC. to be held on November 17, 2005 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     If no directions are given, proxies will be voted (i) for the election of the nominees named below, (ii) for the proposal to adopt the 2005 Incentive Plan and (iii) in the discretion of the proxies named above with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement each dated October 14, 2005.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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